EXHIBIT 12.1

                              U.S. INDUSTRIES, INC.


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (In millions, except ratios)

                                             Fiscal Year Ended September 30,              Six Months Ended March 31,
                                             -------------------------------           -------------------------------

                                       1998      1997      1996     1995      1994         1999             1998
                                       ----      ----      ----     ----      ----         ----             ----
EARNINGS:
   Income (loss) from
continuing operations before
income taxes and fixed
charges. . . . . . .                    $85      $238      $186      $12      $88           $90            $110
                                        ===      ====      ====      ===      ===           ===            ====

   Fixed charges:.
    Interest Expense. . . . . . .       69        59        64       102       95           37               33
    Interest component
    of rent. . . . . . . . . . . .      11        8         9         8        7             6               6
                                        --        -         -         -        -             -               -

    Fixed charges . . . . . . . . .     80        67        73       110      102           43               39
                                        ==        ==        ==       ===      ===           ==               ==

   Earnings, as defined . . . . . .     165      305       259       122      190          133              149
                                        ===      ===       ===       ===      ===          ===              ===

FIXED CHARGES . . . . . . . . . . .     80        67        73       110      102           43               39
                                        ==        ==        ==       ===      ===           ==               ==

Ratio of earnings to
 fixed charges . . . . . . . . . .     2.1x      4.5x      3.6x     1.1x      1.9x         3.1x             3.8x
                                       ====      ====      ====     ====      ====         ====             ====








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